Exhibit 99.1

PRESS RELEASE

(For immediate release)

I-Sector Announces Postponement of Annual Stockholder’s Meeting

HOUSTON—(BUSINESS WIRE)—Dec. 13, 2004—I-Sector Corporation (AMEX:ISR — News) announced today that it has postponed its annual meeting of stockholders until December 30, 2004 because events outside the Company’s control prevented it from distributing its proxy materials to stockholders within the time prescribed by applicable law. The annual meeting was originally scheduled to be held on Thursday, December 16, 2004. Other than the change in the date of the meeting, there are no changes to the record date or the matters to be considered at the meeting.

About I-Sector Corporation:

I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology solutions, with a particular focus on Cisco-centric IP Communications solutions. Additional information about I-Sector is available on the Internet at www.i-sector.com.

In connection with its proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT CONTAINS IMPORTANT INFORMATION. The Company and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the annual meeting. Information regarding such individuals is included in the Company’s proxy statement and annual reports on Form 10K previously filed with the Securities and Exchange Commission. Investors may obtain a free copy of the proxy statement and other relevant documents as well as other material filed with the Securities and Exchange Commission concerning the Company and these individuals at the Securities and Exchange Commission’s website at www.sec.gov. These materials and other documents may also be obtained from the Company at www.i-sector.com.

Contact:

     I-Sector Corporation
     James H. Long, Chairman & CEO, 713-795-2000
          or
     PR Financial Marketing LLC
     Jim Blackman, 713-256-0369
     jimblackman@prfinancialmarketing.com